UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 8, 2023

Heyu Biological Technology Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1901, Baotuo Building, 617 Sishui Street

Huli District, Xiamen City,

Fujian Province, China 361009

(Address of principal executive offices) (Zip code)

(86) 158 5924 0902

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2023, Heyu Biological Technology Corporation (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the State of Nevada, which has effected a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”). As a result of the Reverse Stock Split, the number of outstanding shares of Common Stock has been reduced by the ratio of one-for-ten. No fractional shares will be issued in connection with the Reverse Stock Split and the fractional share of the Common Stock shall be rounded up to the nearest whole share.

The summary of the Certificate of Amendment do not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, copy of which is attached to this Current Report on Form 8-K as Exhibits 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer

Dated: August 14, 2023

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